UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

DallasNews CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2021, the Board of Directors (the “Board”) of DallasNews Corporation (the “Company”) increased the size of the Board from four directors to five directors, pursuant to Article III, Section 2 of the Amended and Restated Bylaws of the Company, and unanimously elected Dunia A. Shive to serve as a director of the Company, effective immediately. Ms. Shive’s initial term will expire at the Company’s next annual meeting of shareholders in 2022, when she will be eligible for re-election by the shareholders. Ms. Shive will serve on two of the Company’s standing committees –the Compensation & Management Development Committee and the Nominating and Corporate Governance Committee. A copy of the press release announcing her election is furnished herewith as Exhibit 99.1.

The Board has determined that Ms. Shive is independent within the meaning of the rules and regulations promulgated by the Securities and Exchange Commission, the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. Consistent with the Company’s non-employee director compensation arrangements, Ms. Shive will be entitled to receive a pro-rated amount of the DallasNews directors’ annual $105,000 cash retainer package for the 2021 – 2022 service year, or approximately $67,500. Non-employee director compensation is paid quarterly. No additional amounts are paid in connection with director service as Lead Director or committee chair. DallasNews reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings.

Ms. Shive does not have any family relationship with any other director or executive officer of the Company and, other than as a DallasNews director, does not have any other material relationship with the Company. There is no understanding or arrangement between Ms. Shive and any other person or persons with respect to her election as a director. Additionally, there are no transactions involving the Company and Ms. Shive that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On September 22, 2021, the Company’s Board of Directors approved a fourth quarter 2021 dividend of $0.16 per share. The dividend will be payable on December 3, 2021 to shareholders of record at the close of business on November 12, 2021. A copy of the announcement press release is furnished with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	DallasNews Corporation Press Release dated September 22, 2021

99.2	DallasNews Corporation Press Release dated September 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2021	DALLASNEWS CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel